FORM OF
                                FIRST ADDENDUM TO
                              AMENDED AND RESTATED
                                 CODE OF ETHICS
                                       of
                       THE NOTTINGHAM INVESTMENT TRUST II
                           (Dated September __, 2002)



THIS ADDENDUM ("Addendum") to that certain Amended and Restated Code of Ethics of The Nottingham Investment Trust II (the "Code") dated December 17, 2001. All defined terms in this Addendum shall have the same meaning as in the Code unless specifically stated otherwise. In the event there are any inconsistencies between the Code and this Addendum, the provisions of this Addendum control:


1. The Nottingham Investment Trust II ("Trust") wishes to add the following new series of the Trust to the Code and modify SCHEDULE 1 of the Code accordingly.

     a. SCHEDULE 1 is hereby modified and amended by the adding the following new series of the Trust to SCHEDULE 1:

   "FUNDS                                        ADVISERS
   The Brown Capital Management Mid-Cap Fund     Brown Capital Management, Inc."